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                                                               Exhibit 99.(h)(5)

                               AMENDMENT NUMBER 1
                                       TO
             PRICING, BOOKKEEPING AND FUND ADMINISTRATION AGREEMENT

     This Amendment Number 1 to the Pricing, Bookkeeping and Fund Administration Agreement is entered into this 1st day of November, 2003 between each investment company listed on Appendix I hereto (as the same may from time to time be amended to add one or more additional investment companies advised by an affiliate of Columbia Management Group, Inc. ("CMG") or to delete one or more of such investment companies acting severally on its own behalf and not jointly with any such other investment companies (each of such investment companies being hereinafter referred to as the "Fund" and collectively as the "Funds"), and Columbia Management Advisors, Inc., successor by merger to Colonial Management Associates, Inc., an Oregon corporation ("CMA"). Each Fund may have multiple classes of shares.

                                   BACKGROUND

1. On July 1, 2002, Colonial Management Associates, Inc. ("Colonial") and the Funds entered into a Pricing, Bookkeeping and Fund Administration Agreement (the "Agreement").

2. On April 1, 2003 Colonial was merged into Columbia Management Advisors, Inc. ("CMA") at which time CMA assumed all the rights and obligations of Colonial pursuant to the Agreement.

3. CMA and the Funds desire to amend the Agreement by revising the compensation schedule set forth in Appendix II of the Agreement by making payments under this Agreement equal to the amount that State Street charges CMA for fund accounting and financial reporting services provided by State Street relating to the Funds.

     In consideration of the mutual promises and covenants set forth herein, the parties hereto agree as follows:

                                    AGREEMENT

1. Appendix II to the Agreement is deleted and in its place shall be inserted the Appendix II as attached hereto to the Amendment. Notwithstanding Appendix II, no fees shall be paid by any of the CMG Funds to CMA for services provided pursuant to this Agreement.

2.   The effective date of this Amendment shall be November 1, 2003.

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3.   In all other respects, the Agreement shall remain in full force and effect.

     In WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first above written.

                                            THE FUNDS LISTED ON APPENDIX I

                                            JOSEPH R. PALOMBO
                                            -----------------------------------
                                            By:    Joseph R. Palombo
                                            Title: President

                                            COLUMBIA MANAGEMENT ADVISORS, INC.

                                            KEITH T. BANKS
                                            -----------------------------------
                                            By:    Keith T. Banks
                                            Title: Chief Executive Officer

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                                   APPENDIX I

                                 COLUMBIA FUNDS:

                                     EQUITY
                        Columbia Common Stock Fund, Inc.
                           Columbia Growth Fund, Inc.
                           Columbia Special Fund, Inc.
                          Columbia Small Cap Fund, Inc.
                     Columbia Real Estate Equity Fund, Inc.
                        Columbia International Fund, Inc.
                         Columbia Technology Fund, Inc.
                       Columbia Strategic Value Fund, Inc.
                          Columbia Balanced Fund, Inc.
                               CMG Small Cap Fund
                            CMG Small Cap Growth Fund
                            CMG Small Cap Value Fund
                             CMG Small/Mid Cap Fund
                             CMG Mid Cap Growth Fund
                             CMG Mid Cap Value Fund
                            CMG Large Cap Growth Fund
                            CMG Large Cap Value Fund
                          CMG Enhanced S&P 500(R) Fund
                        CMG Emerging Markets Equity Fund
                          CMG International Stock Fund
                            CMG Strategic Equity Fund


                                  MONEY MARKET
                          Columbia Daily Income Company


                                  FIXED INCOME
                       Columbia Fixed Income Company, Inc.
                       Columbia Short Term Bond Fund, Inc.
                         Columbia High Yield Fund, Inc.
                    Columbia Oregon Municipal Bond Fund, Inc.
                   Columbia National Municipal Bond Fund, Inc.
                               CMG High Yield Fund
                        CMG Fixed Income Securities Fund
                            CMG Short Term Bond Fund
                           CMG International Bond Fund
                             CMG Core Plus Bond Fund
                  CMG Mortgage and Asset-Backed Securities Fund
                             CMG Corporate Bond Fund
                            CMG Government Bond Fund

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                                   APPENDIX II

ANNUAL FEE

TYPE OF FEE                        ANNUAL CHARGE BILLED AND PAYABLE MONTHLY
-----------                        ----------------------------------------
*Fund Accounting                   $25,000 per fund plus 2 Basis Points
Financial Reporting                $19,565 per fund
       Combined Maximum Fee        $150,000 per fund

Feeders                            $27,000 per feeder

Multi Managed                      $6,000 per additional manager
                                    (for new managers after 8/1/2002)

*Fund of Fund                      $25,000 per fund (custody and accounting)

VALUATION FEE
For billing purposes, the monthly quote charge will be billed at cost if contracts are directly with State Street. If contracts are with vendors, CMG will pay directly.

SOURCE:
Municipal Bonds via Kenny/IDC
Corporate, Municipal, Convertible, Government Bonds
  and Adjustable Rate Preferred Stocks via IDC/Kenny
Government, Corporate Bonds via Kenny/IDC
Government, Corporate and Convertible Bonds via
Foreign Bonds via IDC
Options, Futures and Private Placements
Listed Equities including International and OTC Equities via Reuters

SPECIAL SERVICES
Fees for activities of a non-recurring nature such as fund consolidations or reorganizations, extraordinary security shipments and the preparation of special reports will be subject to negotiation.

OUT OF POCKET EXPENSES
A billing for the recovery of applicable out-of-pocket expenses will be made as of the end of each month. Out-of-pocket expenses include, but are not limited to the following:

   -  Communications costs (telephone, lease lines, etc.)
   -  Postage and insurance
   -  Courier service
   -  Non-recurring legal fees
   -  Third-party internal control review letter
   -  SWIFT charges
   -  17f-5 review
   -  Record Retention
   -  Printing of shareholder reports and SEC filings